                                     EXHIBIT 5.6

                           THE NAVELLIER PERFORMANCE FUNDS

                            INVESTMENT ADVISORY AGREEMENT
                                         FOR
                     THE NAVELLIER INTERNATIONAL EQUITY PORTFOLIO

     AGREEMENT made as of the 27th day of April, 1998, by and between The Navellier International Equity Portfolio ("Portfolio") of THE NAVELLIER PERFORMANCE FUNDS, a business trust organized under the laws of the State of Delaware (the "Fund"), and NAVELLIER MANAGEMENT, INC., a Delaware corporation (the "Adviser").

     WHEREAS, the Fund intends to engage in business as an open-end management investment company and is being registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Fund has a portfolio designated as the "Navellier International Equity Portfolio" ("Portfolio"); and

     WHEREAS, the Adviser is being registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as investment adviser with an emphasis on over the counter stocks; and

     WHEREAS, the Portfolio desires to retain the Adviser as investment adviser to furnish advisory and portfolio management services to the Portfolio;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Portfolio and the Adviser agree as follows:

     1. DUTIES AS ADVISER. The Portfolio hereby appoints the Adviser to act as the investment adviser to the Portfolio and, subject to the supervision of the Board of Trustees of the Portfolio, to provide investment advisory services to the Portfolio as hereinafter set forth: (i) to obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to discharge its duties hereunder;
(ii) to continuously manage the assets of the Portfolio in a manner consistent with applicable law and the investment objectives and policies set forth in the most current prospectus and statement of additional information of the Fund under the Securities Act of 1933 (the "Prospectus"); (iii) to determine which issuers will be deemed "Qualified Issuers" (as defined in the Prospectus);
(iv) to determine the timing of purchases, sales, and dispositions of securities; (v) to take such further action in its sole discretion (but always in compliance with applicable law and the Prospectus) without obligation to give prior notice to the Board of Trustees of the Portfolio, or the Custodian, including the placing of purchase and sale orders on behalf of the Portfolio as it shall deem necessary and appropriate; (vi) to furnish to or place at the disposal of the Portfolio such of the information, evaluations, analyses, and opinions formulated or obtained by it in the discharge of its duties as the Portfolio may, from time to time, reasonably request; (vii) to take such actions necessary or appropriate to carry out the decisions of the Portfolio's Board of Trustees; (viii) to make decisions for the

Portfolio as to the manner in which voting rights, rights to consent to trust action, and any other rights pertaining to how the Portfolio's securities shall be exercised ("Portfolio Voting Rights"). The Portfolio has directed the Custodian, and Custodian as agreed, to act in accordance with the instructions of the Adviser. The Adviser shall at no time have custody of or physical control over the investment account assets or securities, and the Adviser shall not be liable for any act or omission of the Custodian. The Adviser shall maintain records required under the Investment Advisers Act of 1940 ("Advisers Act") and shall make them available to the Portfolio or its designees for review or inspection upon demand and at the Adviser's expense.

     2. ALLOCATION OF CHARGES AND EXPENSES. The Adviser shall bear the cost of rendering the investment advisory services to be performed by it under this Agreement and shall, at its expense, maintain such staff and employ or retain personnel and consult with other persons as it shall determine necessary. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice, and assistance as the Adviser may deem appropriate. The Adviser shall, without expense to the Portfolio, furnish the services of such members of the Adviser's organization as may be duly elected to be officers of the Portfolio, subject to their individual consent to serve and to any limitations imposed by law.

     The Portfolio will pay or cause to be paid all other expenses of the Portfolio (except for the expenses to be paid by the Portfolio's Distributor), including, without limitation, the following: (i) services rendered by the Custodian and the Transfer Agent, (ii) fees, voluntary assessments, and other expenses incurred in connection with membership in investment company organizations, (iii) cost of stock certificates, reports, proxy materials and notices to shareholders, and other like miscellaneous expenses, (iv) brokerage commissions and other brokerage expenses, (v) taxes (including any income or franchise taxes), and any fees payable to federal, state, and other governmental agencies, (vi) fees and salaries payable to the Trustees, officers, and advisory board members of the Portfolio, if any, (vii) auditing the Fund's books and accounts, (viii) the cost of bookkeeping and accounting services, (ix) any and all Portfolio legal expenses, (x) costs of mailing and tabulating proxies and costs of shareholders' and Trustees' meetings, (xi) the cost of investment company literature and other publications provided by the Portfolio to its Trustees and officers, (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds, (xiii) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Portfolio,
(xiv) costs of printing and mailing monthly statements and confirmations,
(xv) expense of organizing the Portfolio, (xvi) filing fees and expenses relating to the registration and qualification of the Portfolio's shares under federal and/or state securities laws and maintaining such registrations and qualifications and (vii) other expenses properly payable by the Portfolio.

     3. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser hereunder, the Portfolio shall pay to the Adviser, on a monthly basis, an annual fee of one percent (1.00%) (the "Management Fee") of the Portfolio's average daily net assets.

Payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after the last day of each such month. The compensation for the period from the effective date hereof to the next succeeding last day of the month shall be prorated according to the proportion which such period bears to the full month ending on such date, and provided further that, upon any termination of this Agreement before the end of the month, such compensation for the period from the end of the last month ending prior to such termination shall be prorated according to the proportion which such period bears to a full month, and shall be payable upon the date of termination. If the annual operating expenses borne by the Fund relating to any Portfolio, including amounts payable to the Adviser hereunder paid or payable by such Portfolio for any fiscal year, exceed the applicable expense limitations imposed by state securities laws or regulations thereunder (as same may be adjusted from time to time), the Adviser will reduce its Management Fee to the extent of such excess and if required, pursuant to any such laws or regulations ((unless otherwise waived), will reimburse the Portfolio for annual operating expenses in excess of any such expense limitation up to the amount of the Management Fee payable to it during that fiscal year with respect to the Portfolio. The Adviser has the right, but not the obligation, to waive any portion or all of its Management Fee, from time to time.

     The Adviser has entered into a Sub-Advisory Agreement with Global Value Investors, Inc. ("GVI") whereby GVI will make the day-to-day investment decisions regarding investments by the Portfolio. As part of that Sub-Advisory Agreement, Adviser has agreed to pay GVI a sub-advisory fee of 0.625% of the average daily net assets of the Portfolio. The Adviser will pay such fees to GVI. The Fund and the Portfolio shall have no obligation to pay such fees. Said Sub-Advisory Agreement is adopted, approved and made a part hereof as Exhibit A.

     The "average daily net assets" of the Portfolio for a particular period shall be determined by adding together all calculations of net assets, as regularly computed for the Portfolio on each business day during such period, and dividing the resulting total by the number of business days during such period.

     4. LIMITATIONS OF LIABILITY OF ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or fact, or, for any loss suffered by the Portfolio or its investors in connection with the matters to which this Agreement relates, except (i) a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties, or from reckless disregard by the Adviser of its obligations and duties under this Agreement, or (ii) a loss for which the Adviser would not be permitted to be indemnified under the federal Securities laws. The Portfolio also agrees to indemnify Adviser to the extent provided for and agreed to by the parties in that agreement entitled Indemnification Agreement executed by both parties on this date and incorporated herein as Exhibit B and made a part hereof.

     5. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective as of the date hereof and shall continue in effect unless sooner terminated, as herein provided, for two years after the date hereof, and thereafter only if approved at least annually: (a) by the Board of Trustees of the Portfolio; or (b) by the vote of a majority (as defined in the Act) of the outstanding voting securities of the Portfolio, and, in addition,

(c) by the vote of a majority of the Trustees of the Portfolio who are not parties hereto nor interested persons of any party, as required by the Act.

     This Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Portfolio, or by a vote of a majority (as defined in the Act) of the outstanding voting securities of the Portfolio, in either case upon written notice to the Adviser, and it may be terminated by the Adviser upon sixty (60) days' written notice to the Portfolio. This Agreement shall automatically terminate in the event of its assignment, within the meaning of the Act, unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission.

     6. SEPARATE CONTRACT. This Agreement is separate and distinct form, and neither affects nor is affected by (i) the Fund's Distribution Agreement, and
(ii) the Fund's Administrative Services Agreement. Nothing contained in this Agreement shall prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm, corporation, or other entity and shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling, or trading any securities, commodities, futures contracts, or options on such contracts for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

     7. AMENDMENT. This Agreement may be amended from time to time by agreement of the parties; provided, that such amendment shall be approved both by the vote of a majority of Trustees of the Portfolio, including a majority of Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement (other than as Trustees of the Portfolio) cast in person at a meeting called for that purpose, and by the holders of a majority (as defined in the Act) of the outstanding voting securities of the Portfolio.

     This Agreement may be amended by agreement of the parties without the vote or consent of the shareholders of the Portfolio to supply any omission, to cure, correct, or supplement any ambiguous, defective, or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal and/or state laws or regulations, but neither the Portfolio nor the Investment Adviser shall be liable for failing to do so.

     8. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of the Portfolio and the Adviser and their respective successors.

     9. NAME OF THE PORTFOLIO. The Portfolio acknowledge that the name "Navellier" is and shall remain the sole property of the Adviser, notwithstanding the use thereof by the Portfolio. The Portfolio may use the name "The Navellier Performance Fund, The Navellier International Equity Portfolio" or any name derived from the name "Navellier" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Adviser and for only so long as Navellier Management, Inc., remains as Adviser to the Portfolio. At such time as such an agreement shall no longer be in effect, or Adviser's services have terminated, the Portfolio will (to the extent that it is lawfully able) cease to use such a name or any other name connected with the Adviser or any organization which shall have succeeded to the business of the Adviser.

     10. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Prospectus. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested person" shall have the respective meanings specified in the Investment Company Act of 1940.

     11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and each party may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

     12. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware. Any dispute or controversy arising out of this Agreement shall be either submitted to arbitration (if both parties agree) in Reno, Nevada (near the Fund's principal place of business) in accordance with the rules and regulations of the National Association of Securities Dealers, Inc., or decided by a trier of fact in a federal or state court in Reno, Nevada, and in no other jurisdiction or court venued outside of Reno, Nevada.

     13. ACKNOWLEDGEMENT OF RECEIPT OF FORM ADV PART II. The Portfolio hereby acknowledges receipt of the Adviser's Form ADV Part II or its brochure as required by Rule 204-3 promulgated under the Investments Advisers Act of 1940.

     14. INTEGRATION OF ALL PRIOR DISCUSSIONS, NEGOTIATIONS AND AGREEMENTS. This Agreement integrates all prior discussions, negotiations and agreements between the parties relating to Adviser's and Portfolio's agreement relating to the performance of investment advisory services for the Portfolio, and no evidence or parol evidence may be introduced to vary or change the terms of this written Agreement which is the full and final expression of the parties' agreement. Any change in the terms of this Agreement must be in writing signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written in Reno, Nevada.

                                   THE NAVELLIER INTERNATIONAL EQUITY
                                   PORTFOLIO OF THE NAVELLIER
                                   PERFORMANCE FUNDS

                              By:
                                  ----------------------------
                                   Barry Sander, Trustee


                              By:
                                  ----------------------------
Attest:                            Joel Rossman, Trustee


/s/                           By:
--------------------              ----------------------------
                                   Arnold Langsen, Trustee


                              By:
                                  ----------------------------
                                   Jacques Delacroix, Trustee



                                   NAVELLIER MANAGEMENT, INC.


                              By:
                                  ----------------------------
                                   Louis Navellier, President
Attest:

/s/
--------------------------

                                      EXHIBIT A

                                DATED AUGUST 14, 1997




                             GLOBAL VALUE INVESTORS, INC.

                                         and

                           THE NAVELLIER PERFORMANCE FUNDS




                    _____________________________________________


                            INVESTMENT ADVISORY AGREEMENT


                    _____________________________________________

THIS AGREEMENT is made the 14th day of August 1998

AMONG

(1) NAVELLIER MANAGEMENT, INC., a corporation incorporated in and under the laws of the state of Delaware, whose principal office is at One East Liberty, Third Floor, Reno, Nevada 89501 (hereinafter called "the Manager"); and

(2) THE NAVELLIER PERFORMANCE FUNDS, a Delaware business trust, whose principal office is at One East Liberty, Third Floor, Reno, Nevada 89501 (hereinafter called the "Funds"); and

(3) GLOBAL VALUE INVESTORS, INC., a corporation incorporated in and under the laws of the state of New Jersey, whose principal office is at 103 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (hereinafter called "the Investment Advisor").

WHEREAS

A. The Navellier International Portfolio (the "Portfolio") is to be a new portfolio of the Funds. The Portfolio is being organized with the principal object to carry on business as a mutual fund portfolio investing in international securities. None of the other portfolios of the Funds invests primarily in securities of companies located outside of the United States.

B. Manager has previously entered into an agreement with the Funds to provide certain administrative and management services.

C. The Investment Advisor has experience in investing in international securities that the Manager desires to utilize in managing the Portfolio.

D. The Manager is desirous of appointing the Investment Advisor to act as a sub-advisor to the Portfolio and to the Manager in the stock selection and investment advice relating to the Portfolio, and the Investment Advisor (having been approved by the trustees of the Funds) has agreed so to act with a view to attempting to achieve the investment objective of the Portfolio.

NOW IT IS HEREBY AGREED as follows:

1.   APPOINTMENT OF INVESTMENT ADVISOR

     (a) The Manager hereby appoints the Investment Advisor and the Investment Advisor hereby agrees to act as the sole investment advisor to the Portfolio from the date hereof upon the terms and subject to the conditions hereinafter contained.

     (b) The Investment Advisor shall use its best endeavors to increase the value of the cash and investments securities of the Portfolio (hereinafter "Investments") by investing and reinvesting the same in such manner as the Investment Advisor shall think fit.

     (c) In carrying out its duties hereunder the Investment Advisor shall observe and comply with the Trust Agreement and Bylaws of the Portfolio, all applicable provisions of the Prospectus (all of which documents shall first be provided to the Investment Advisor for its review and approval), the Investment Company Act of 1940 (the "Act"), and all resolutions and directions of the Board of Trustees of the Funds (the "Trustees") of which it shall have notice, PROVIDED THAT such resolutions, Bylaws and provisions of the Prospectus do not violate any laws or restrictions placed upon the Investment Advisor under applicable law.

2.   DUTIES OF INVESTMENT ADVISOR

     The Manager hereby delegates to the Investment Advisor the management of the investment and reinvestment of the Investments comprising the assets of the Portfolio with power on behalf of and in the name of the Portfolio at its discretion:

     (a) To direct the purchase, subscription or other acquisition of Investments and to direct the sale, redemption, exchange thereof, subject to the duty to render to the Trustees, the Manager and the institution having custody of the Portfolio's Investments (the "Custodian") written reports of the composition of the portfolio of the Portfolio as often as the Trustees shall reasonably require;

     (b) To make all decisions (except for decisions relating to leverage) relating to the manner, method and timing of investment transactions, to select brokers, dealers and other intermediaries by or through whom such transactions will be effected, and to engage such consultants, analysts and experts in connection therewith as may be considered necessary or appropriate;

     (c) To direct banks, brokers or custodians to disburse funds or assets solely in order to execute investment transactions for the Portfolio, PROVIDED THAT the Investment Advisor shall have no authority to direct the transfer of Portfolio funds or assets to itself or other persons and shall have no authority over the disbursement (as opposed to investment decisions) of funds or assets nor any custody of any Portfolio funds or assets; and

     (d) To take all such other actions as may be considered necessary or appropriate to discharge its duties hereunder;

     PROVIDED THAT any specific or general directions which the Trustees may give to the Investment Advisor with regard to any of the foregoing powers shall, unless the contrary is expressly stated therein, override the general authority given by this clause to the extent that the Trustees may, at any time and from time to time, take over, either generally or to a limited extent, the exercise of all or any of the same as they shall think fit and, in particular, the Manager shall have the right to direct the Investment Advisor to place trades through brokers and other agents of the Manager's choice, subject to such broker or agents executing such trades on a "best execution basis", i.e. at the best price and/or with research or other services which render that broker's services the most appropriate for the Investment Advisor's needs, and further that the Investment Advisor is satisfied that the dealing and execution quality of such brokers are satisfactory to the Investment Advisor; PROVIDED FURTHER THAT nothing herein shall be construed as giving the Investment Advisor power to manage the aforesaid cash and Investments in such a manner as would cause the Portfolio to be considered a "dealer" in stocks, securities or commodities for U.S. federal income tax purposes; PROVIDED FURTHER THAT such directions by the Trustees do not violate any fiduciary duties, U.S. statutes or the laws of any other countries with regard to the Investment Advisor's duties and responsibilities; and PROVIDED FURTHER THAT if the Trustees elect to take over, either generally or to a limited extent, the exercise of all or any of the Investment Advisor's responsibilities hereunder, then the provisions of clause 3(b) shall be applicable to those circumstances.

3.   REMUNERATION OF THE INVESTMENT ADVISOR

     a. The Manager shall pay to the Investment Advisor by way of remuneration for its services hereunder 50% of the investment advisory fees received by Manager, i.e., 50% of 1.00% (0.50%) of average daily net assets of the Portfolio. The fee payable to the Investment Advisor under this clause shall accrue and be due on the last business day of each month and shall be paid on that day or as soon thereafter as is practicable, PROVIDED THAT nothing contained in this clause shall preclude the Manager from charging the Portfolio a Section 12b-1 fee of no greater than one-fourth of one percent (0.25%).

     b. If Investment Advisor should cease to be Investment Advisor to the Portfolio for any reason then either:

          (i) Investment Advisor and Manager shall agree upon a fair and equitable severance payment to the Investment Advisor; or

          (ii) The Manager shall resign as a manager of the Portfolio, and neither the Manager nor an affiliated person or affiliated company of the Manager (as those terms are defined in the Act) shall accept any compensation, directly or indirectly, attributable to investment advisory services to the Portfolio for a period of ten (10) years from the date on which the Investment Advisor ceases to perform the duties required of him hereunder.

     c. If any of the Manager's rights and responsibilities under the investment advisory agreement between the Manager and the Funds are transferred or assigned to a third party, then the Investment Advisor shall be entitled to one-half (1/2) of the consideration attributable to the Portfolio in the same form and at the same time as the Manager receives such compensation. If receipt of such consideration is subject to the recipients' obligation to refrain from competing with the assignee or transferee of such rights, then the Investment Advisor's right to receive any consideration under this paragraph shall be contingent upon the agreement of the Investment Advisor to agree to the same restrictions upon its future activities as those to which the Manager agrees.


4.   DEALINGS OF INVESTMENT ADVISOR

     (a) Subject to sub-clause (b) below, the duties of the Investment Advisor hereunder shall not preclude the Investment Advisor from providing investment advisory services of a like nature to any other person or entity, including, without limitation, the management of managed accounts and clients' accounts as part of its existing or future business and the Investment Advisor shall not be liable to account for any profit arising therefrom to the Manager, the Portfolio or the shareholders of the Portfolio (the "Shareholders").

     (b) The Investment Advisor undertakes, while acting as investment advisor to the Portfolio hereunder, and for a period of one year thereafter, that neither it nor any of its affiliates (as that term is defined in the Act) shall establish any mutual fund which may reasonably be deemed to compete with the Portfolio, nor enter into any arrangements to manage or advise any such fund without obtaining the prior written consent of the Manager, which consent shall not be unreasonably withheld. Specifically, the Investment Advisor agrees that it shall not deal directly with any investor of the Portfolio in connection with subscription(s) or with the investment of funds in the Portfolio and will direct all inquiries from prospective investors to the Manager. The Investment Advisor further agrees that it will not accept any fee directly from any prospective investor or take any other action to aid any prospective investor in circumventing the Manager in connection with its management fee. The Investment Advisor further agrees that information concerning investors in the Portfolio, including but not limited to investors' names, addresses, telephone numbers, net worth, investment objectives, brokers, consultants, and financial advisors, constitute confidential customer lists and trade secret information which belong to Manager and Funds only and not to Investment Advisor. Nothing contained in this paragraph shall limit or restrict the Investment Adviser from receiving compensation for rendering investment advice to its clients nor from assisting the Manager in marketing the Portfolio.

5.   EXPENSES

     a. The Investment Advisor shall be entitled to reimbursement from the Portfolio or Manager of its non-overhead, out-of-pocket, reasonable expenses properly associated with and incurred by the Investment Advisor in exercising or carrying out its powers and duties hereunder.

     b. The Investment Advisor shall bear its own overhead research and other internal operating costs.

     c. For the avoidance of doubt, the Portfolio shall bear its own overhead and other internal operating costs (whether incurred directly or by the Manager) including, without limitation:

          (i) The costs incurred by the Portfolio in registration under the Act and the Securities Act of 1933, including, but not limited to the preparation and printing of the prospectus or any offering literature (including any form of advertisement or other solicitation materials calculated to lead to investors subscribing for Shares) and compliance with Blue Sky laws;

          (ii) All fees and expenses on behalf of the Portfolio to its transfer agent and custodian;

          (iii) The reasonable fees and expenses of accountants, auditors, lawyers and other professional advisors to the Portfolio;

          (iv) Any interest, fee or charge payable on or on account of any borrowing by the Portfolio;

          (v) Fiscal and governmental charge and duties relating to the purchase, sale, issue or redemption of Shares and increases in authorized share capital of the Portfolio;

          (vi) The fees of any stock exchange or over-the-counter market on which the Shares may from time to time by listed, quoted or dealt in and the expenses of obtaining any such listing, quotation or permission to deal;

          (vii)  The fees and expenses (if any) payable to the Trustees;

          (viii) Brokerage, fiscal or governmental charges or duties in respect of or in connection with the acquisition, holding or disposal of any of the assets of the Portfolio or otherwise in connection with its business;

          (ix)   The annual registration fees for the Funds;

          (x) The expenses of publishing details and prices of Shares in newspapers and other publications;

          (xi) All expenses incurred in the convening of meetings of Shareholders or in the preparation of agreements or other documents relating to the Portfolio or in relation to the safe custody of the documents of title of any Investments;

          (xii)  All Trustees' fees and communications costs.

     d. The Manager shall be responsible for all expenses of marketing of the Portfolio, including fees payable for inclusion in mutual fund supermarkets.

6.   CONCERNING THE INVESTMENT ADVISOR

     The Investment Advisor agrees to use its best efforts and judgment and to take due care in exercising or carrying out its power and duties hereunder, PROVIDED THAT it shall not, in the absence of wilful default or negligence as opposed to errors in investment judgment on its part, be liable to the Manager, the Portfolio or the Shareholders for any act or omission in connection with the performance of its services hereunder. The Investment Advisor shall not be liable to the Portfolio or any of its Shareholders or any other party for any error of judgment or any other action or omission by the Manager and/or the Portfolio or any of their employees, associates, brokers, distributors, agents or persons or entities working on their behalf or for any loss sustained by the Portfolio or its Shareholders or any third party or entity which is a result of any action or omission taken by the Manager or the Portfolio, or any of their employees, associates, brokers, distributors, agents or persons or entities working on their behalf.

7    INDEMNITY

     Each of the Manager and the Investment Advisor Investment Advisor (the "Indemnifying Party") agrees to indemnify the other (the "Covered Person") from and against all liabilities, losses, expenses, reasonable attorneys' fees and costs (other than attorneys' fees and costs in relation to the preparation of this Agreement, for which each party shall bear its own costs and attorneys' fees) or damages (other than liabilities, losses, expenses, attorneys' fees and costs or damages arising from any wilful default or gross negligence on the Covered Person's part) claimed by any third party as a result of the acts or commissions of the Indemnifying Party in connection with the performance of services hereunder, including but not limited to any claims asserted or threatened by the Portfolio, any Shareholder, governmental or regulatory agency, or any other person PROVIDED THAT any claim for indemnity made by a Covered Person under the terms of this indemnity shall first be made by that party to the Indemnifying Party. The Indemnifying Party shall advance to the Covered Party its reasonable expenses and costs (including any reasonable attorneys' fees and costs) of investigating and/or defending any claim asserted or threatened by the Portfolio or any such Shareholder or Shareholders, governmental or regulatory agency or any other third person in connection with the indemnity provisions of this Agreement, subject always to the Indemnifying Party first receiving a written undertaking from the Covered Party to repay any amounts advanced to him in the event and to the extent of any subsequent determination that the Covered Party was not entitled to indemnification hereunder in respect thereof. Notwithstanding any of the foregoing provisions of this paragraph to the contrary, the Investment Advisor shall not be liable to the Manager hereunder for any error of judgment or any other action or omission for which the Investment Advisor would not be liable pursuant to the provisions of Clause 5 of this Agreement.

8.   INDEPENDENT CONTRACTOR

     The Investment Advisor shall for all purposes of this Agreement be deemed to be an independent contractor and, except as otherwise expressly provided herein, shall have no authority to act for, bind or represent the Portfolio in any way or otherwise be deemed to be an agent of the Portfolio. Without limiting the generality of the foregoing, the Investment Advisor shall have no authority (nor shall it have any duty) on behalf of the Portfolio

     (a) To maintain the principal corporate records or books of account of the Portfolio;

     (b) To disburse funds or assets of the Portfolio payments of dividends, legal and accounting fees, and trustees' and officers' salaries;

     (c) To publish or furnish the subscription price or redemption price of the shares of the Portfolio;

     (d)  To make redemptions of the Portfolio's shares;

     (e) To calculate or determine the Net Asset Value of the Portfolio's shares; or

     (f) To market, sell, advertise, produce prospectuses and file financial reports with any governmental agency or to be involved in any such activity associated with the Fund.

9.   ACCOUNT AND OTHER INFORMATION  The Investment Advisor shall:

     (a) Arrange that there be sent to the Portfolio confirmations of all transactions in the Portfolio's Investments and periodic statements (not less frequently than monthly) thereof at a fair market valuation, together with such further information concerning its services performed for the Portfolio as the Portfolio may reasonably request;

     (b) Provide to the Portfolio and the Manager on execution of this Agreement a copy of Part II of the Investment Advisors' current Form ADV filed with the Securities and Exchange Commission (and shall provide promptly to the Portfolio any supplement or amendment thereto);

     (c) Provide to the Manager such information at such times as the Manager may reasonably require for the purposes of preparing or procuring the preparation of monthly trading and quarterly reports for dispatch to the Shareholders; and

     (d) Provide to the Manager, or such other person as the Manager may direct, timely valuations of Investments for the purpose of calculating the Net Asset Value of the Porfolio's shares (however, the Investment Advisor shall have no responsibility in preparing or calculating the Net Asset Value, which responsibility shall be solely that of the Manager).

10.  USE OF NAMES AND PERFORMANCE RECORD

     a. The name and right to the name Navellier Management, Inc. or any derivation of the name Navellier shall at all times be owned and be the sole and exclusive property of Louis Navellier. At the conclusion of the term of this Agreement or in the event of any termination of this Agreement or if the Investment Advisor's services are terminated for any reason, the Portfolio and its employees, representatives, affiliates, associates agree that they shall immediately cease using the name Navellier and/or any derivatives of said name for the Portfolio.

     b. The Portfolio and Manager shall not publish or distribute to its Shareholders, prospective investors, sales agents or members of the public any disclosure document, offering literature (including any form of advertisement or other solicitation materials calculated to lead to investors subscribing for shares in the Portfolio) or other document referring by name to the Investment Advisor unless the Investment Advisor shall have consented in writing to such references in the form and context in which they appear.

     c. The performance record of the Portfolio shall belong to the Investment Advisor.

11.  TERMINATION

     The appointment of the Investment Advisor hereunder shall continue in force until a date which is twenty-four (24) calendar months after the later of the date of its initial execution and approval by the Board of Trustees of the Navellier Performance Funds, and, subject to approval at least annually by the Board of Trustees, shall continue thereafter until terminated either by the Portfolio giving to the Investment Advisor notice in writing at any time or by the Investment Advisor giving to the Manager and/or the Portfolio not less than sixty (60) days notice in writing. Notwithstanding the foregoing provisions of this clause to the contrary, the provisions of clauses 3, 4b and 10 shall survive the termination of the Investment Advisor's appointment hereunder.

12.  NOTICES

     Any notice, instruction or other instrument required or permitted to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours, or delivered or sent by prepaid registered mail or by telex, cable or telecopy to the parties at such offices or such other address as may be notified by either party from time to time. Such notice, instruction or other instrument shall be deemed to have been served, in the case of a registered letter at the expiration of seventy-two (72) hours after posting; in the case of cable twenty-four

     (24) hours after dispatch; and, in the case of telex or telecopy, immediately on dispatch, and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence, and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice, instruction or other instrument was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

13.  ASSIGNMENT AND DELEGATION

     The benefit of this Agreement shall not be assigned by any party hereto save with the written consent of the other parties. This Agreement shall be personal to the Investment Advisor, who shall not sub-contract or delegate the performance of its services hereunder to any person whatsoever.

14.  PROPER LAW AND FORUM

     This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, and the parties agree that the federal or state court located in San Francisco, California shall hear and determine any suit, action or proceeding, and/or settle any disputes between the parties which may arise out of or in connection with this Agreement unless otherwise agreed in writing signed by all parties.

15   MODIFICATIONS

     Except as otherwise provided herein, this Agreement shall not be considered amended, modified or waived unless evidenced by an instrument in writing signed by the party or parties to be charged with such amendment, modification or waiver.

16.  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be effective until the execution and delivery between the parties of at least one set of counterparts. The parties authorize each other to detach and combine original signature pages and consolidate them into a single identical original. Any one of such completely executed counterparts shall be sufficient proof of this Agreement.

17.  ATTORNEYS' FEES

     In the event of a material breach of this Agreement by any party hereto, the prevailing party, as determined by the trier of fact, shall be entitled to its reasonable attorneys' fees and costs as determined by the court in such action, in addition to any other damages awarded.

18.  INTEGRATION

     Unless otherwise agreed in writing between the parties hereto, the parties intend that the terms of this Agreement shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous negotiations or agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement, to alter its terms. Any dispute as to which persons or entities are liable for a breach of this Agreement shall be determined by the court or other trier of fact.

19.  MUTUAL CONTRIBUTION

     This Agreement has been negotiated at arm's length among persons sophisticated and knowledgeable in the matters dealt with in the Agreement. In addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and it waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the parties and this Agreement.

20.  HEADINGS.

     The paragraph headings of this Agreement are intended solely for convenience of reference and shall not be used to define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof. References to clauses or paragraphs shall be deemed to refer to clauses or paragraphs of this Agreement unless specific reference is made to another document.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.


                                        GLOBAL VALUE INVESTORS, INC.



                                        ---------------------------------
                                        Ram Kolluri, President
                                        August 14, 1997




                                        NAVELLIER MANAGEMENT, INC.



                                     By
                                        ---------------------------------
                                        Louis G. Navellier, President



                                        THE NAVELLIER PERFORMANCE FUNDS



                                     By
                                        ---------------------------------
                                        Louis G. Navellier

                                      EXHIBIT B

                              INDEMNIFICATION AGREEMENT

     The Navellier International Equity Portfolio of The Navellier Performance Funds (the "Fund") and Navellier Management, Inc. (the "Advisor") agree as follows:

     1. The Fund agrees with the Advisor, for the benefit of the Advisor and each person, if any, who controls the Advisor within the meaning of Section 15 of the Securities Act and each and all and any of them, to indemnify and hold harmless the Advisor and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several (including reasonable legal fees and expenses) to which they or any of them may become subject under the Securities Act or under any other statute, at common law or otherwise, and to reimburse the Advisor and such controlling persons, if any, for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them in connection with any litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, filed with the SEC, or any amendment thereof or supplement thereto, or which arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this indemnity agreement shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Fund or to any such losses, claims, damages, liabilities or litigation arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or prospectus, or any amendment thereof of or supplement thereof, or arising out of, or based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Fund by the Advisor for inclusion in any such Registration Statement or Prospectus or any amendment thereof or supplement thereto. The Advisor and each such controlling person shall, within thirty (30) days after the complaint shall have been served upon the Advisor or such controlling person in respect of which indemnity may be sought from the Fund on account of its agreement contained in this paragraph, notify the Fund in writing of the commencement thereof. The omission of the Advisor of such controlling person so to notify the Fund of any such litigation shall relieve the Fund from any liability which it may have to the Advisor or such controlling person on account of the indemnity agreement contained in this paragraph if such failure to timely notify the Fund has resulted in substantial prejudice to the Fund, but shall not relieve the Fund from any liability which it may have to the Advisor or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Advisor or any such controlling person and notice of the commencement thereof shall have been timely given to the Fund, the Fund shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and reasonably satisfactory to the Advisor or such controlling person(s) or defendant(s) in the litigation. The indemnity agreement of the Fund contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Advisor or any such controlling person, and shall survive any delivery of shares of the

Fund. The Fund agrees to notify the Advisor promptly of the commencement of any litigation or proceeding against it or any of it officers or directors of which it may be advised in connection with the issue and sale of shares of the Fund.

     2. Anything herein to the contrary notwithstanding, the agreement in paragraph 1 of this Indemnification Agreement, insofar as it constitutes a basis of reimbursement by the Fund for liabilities (other than payment by the Fund of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the Securities Act or who, at the date of this Agreement, is a Trustee of the Fund, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Securities Act. Unless in the opinion of counsel for the Fund the matter has been adjudicated by controlling precedent, the Fund, will, if a claim for such reimbursement is asserted, submit to a court of appropriate jurisdiction the question of whether or not such interest is against the public policy as expressed in the Securities Act.

          3. The Advisor agrees to indemnify and hold harmless the Fund and its Trustees and such officers as shall have signed any Registration Statement filed with the Commission from and against any and all losses, claims, damages, or liabilities, joint or several, to which the Fund or such Trustees or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse the Fund or such Trustees or officers for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by it or them or any of them in connection with any litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of, or are based upon, any untrue statement or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made by the Fund in reliance upon information furnished in writing to the Fund by the Advisor for inclusion in any Registration Statement or any Prospectus, or any amendment thereof or supplement thereto or otherwise for distribution or publication. The Advisor shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. The Fund and its Trustees and such officers or defendant(s), in any such litigation, shall, within thirty (30) days after the complaint shall have been served upon the Fund or any such Trustee or officer in respect of which indemnity may be sought from the Advisor or account of its agreement contained in this paragraph, notify the Advisor in writing of the commencement thereof. The omission of the Fund or such Trustee or officer so to notify the Advisor of any such litigation shall relieve the Advisor from any liability which it may have to the Fund or such Trustee or officer of liability which it may have to the Fund or such Trustee or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve the Advisor from any liability which it may have to the Fund or such Trustee or officer otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Fund or any such Trustee or officer and timely notice of the commencement thereof shall have been so given to the Advisor, the Advisor shall be entitled to participate in (and, to the extent it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Fund. The indemnity agreement of the Advisor contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund and shall survive any delivery of shares of the Fund. The Fund agrees to notify the Advisor promptly of the commencement of any litigation or proceeding against it or any of its officers or Trustees or against any such controlling person of which it may be advised in connection with the issue and sale of the Fund's shares.

          4. Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to the Fund or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

          5. Except as expressly provided in paragraphs 1 and 3 hereof, the agreements herein set forth have been made and are made solely for the benefit of the Fund, the Advisor, and the persons expressly provided for in paragraphs 1 and 3, their respective heirs, successor, personal representatives and assigns, and except as so provided, nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation, other than the Fund, the Advisor, and the persons expressly provided for in paragraphs 1 and 3, any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. Except as so provided, the terms "heirs, successors, personal representatives and assigns" shall not include any purchaser of shares merely because of such purchase.

ATTEST:                                 THE NAVELLIER INTERNATIONAL EQUITY
                                        PORTFOLIO OF THE NAVELLIER
                                        PERFORMANCE FUNDS


                                        By:
----------------------                      ------------------------------
                                            Barry Sander, Trustee


                                        By:
                                            ------------------------------
                                            Joel Rossman, Trustee


                                        By:
                                            ------------------------------
                                            Jacques Delacroix, Trustee


                                        By:
                                            ------------------------------
                                            Arnold Langsen, Trustee

ATTEST:                                     NAVELLIER MANAGEMENT, INC.


                                        By:
----------------------                      ------------------------------
                                            Louis Navellier, President